UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 9, 2013

(Date of earliest event reported)

UNION FIRST MARKET BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-20293	54-1598552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1051 East Cary Street

Suite 1200

Richmond, Virginia 23219

(Address of principal executive offices) (Zip Code)

(804) 633-5031

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 10, 2013, Union First Market Bankshares Corporation (“Union”) and StellarOne Corporation (“StellarOne”) announced that they have entered into an Agreement and Plan of Reorganization, dated as of June 9, 2013 (the “Merger Agreement”), pursuant to which StellarOne will merge with and into Union.

A copy of the press release issued jointly by Union and StellarOne announcing the execution of the Merger Agreement is included as Exhibit 99.1 to this report and is incorporated herein by reference. In addition, Union and StellarOne will be providing supplemental information regarding the proposed transaction in connection with presentations to analysts and investors. The slides to be used in connection with these presentations are attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press release issued jointly by Union First Market Bankshares Corporation and StellarOne Corporation on June 10, 2013.

99.2	Investor Presentation, dated June 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION FIRST MARKET BANKSHARES CORPORATION

By:	/s/ Robert M. Gorman
Robert M. Gorman
Executive Vice President and Chief Financial Officer

Date: June 10, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued jointly by Union First Market Bankshares Corporation and StellarOne Corporation on June 10, 2013.

99.2	Investor Presentation, dated June 10, 2013.